Cheetah Oil & Gas Limited

Exhibit 10.17

May 12, 2004

ACQUISITION AGREEMENT

Between;	Cheetah Oil & Gas Limited
Box 172, Station A.,
Nanaimo, B.C. V9R 5K9

And	Shareholders of Scotia Petroleum Inc
c/o Suite 902 – 1788 West Broadway6,
Vancouver, B.C. V6J 1Y1

Cheetah Oil & Gas Limited agrees to purchase 85.14% of the shares of Scotia Petroleum Ltd. for the following consideration:

1.	Cash in the amount of $ 301,887 US to purchase 10,500,000 Scotia Petroleum
Inc. shares held by Robert J. Krznaric, Brent C. Luebkert and Barbara Stronach.

2.        Cheetah Shares totaling 256,315 restricted Cheetah Common Stock to purchase 21,018,829 Scotia Petroleum Inc.shares.

3.        It is understood that Hari Sharma as President has the agreement from theshareholders representing 85.14% of the outstanding shares of Scotia Petroleum Inc.

Signed on behalf of Scotia Petroleum Inc.	/s/ Hari Sharma
Hari Sharma, President

Signed on behalf of Cheetah Oil & Gas Ltd. /s/ Georgina Martin
Georgina Martin, President